                                                                    Exhibit 21.1

                  EXHIBIT SUBSIDIARIES OF THE REGISTRANT

  SUBSIDIARIES         STATE                      NAME
  ------------         -----                      ----
LambdaNet Germany     Germany     LambdaNet Communications GmbH
FMCD                  Germany     FirstMark Communications Deutschland GmbH